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Exhibit 99.04

Instructions to Registered Holder and/or
DTC Participant
from Beneficial Owner

of

NRG YIELD OPERATING LLC

5.375% Senior Notes due 2024
144A Notes (CUSIP 62943W AA7 and ISIN US62943WAA71)
Regulation S Notes (CUSIP U67007 AA9 and ISIN USU67007AA94)

To Registered Holders and/or Participants of The Depository Trust Company:

        The undersigned hereby acknowledges receipt of the prospectus, dated                        , 2015, of NRG Yield Operating LLC (the "Issuer") and accompanying Letter of Transmittal, that together constitute the Issuer's offer to exchange (the "Exchange Offer") up to $500,000,000 aggregate principal amount of 5.375% Senior Notes due 2024 (together with the guarantees thereof, the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like aggregate principal amount of 5.375% Senior Notes due 2024 (together with the guarantees thereof, the "Old Notes"), of the Issuer.

        This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

        The aggregate face amount of the Old Notes held by you for the account of the undersigned is:

        U.S. $                                     of Old Notes

        With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

  ☐
  TO TENDER ALL of the Old Notes held by you for the account of the undersigned.

  ☐
  TO TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered (if any)):

        U.S. $                                     of Old Notes

  ☐
  NOT TO TENDER any Old Notes held by you for the account of the undersigned.

        If the undersigned instructs you to tender Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (1) the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the undersigned, (2) the undersigned is not engaging in and does not intend to engage in a distribution of such Exchange Notes, (3) the undersigned does not have an arrangement or understanding with any person to participate in the distribution of such Exchange Notes, (4) the undersigned is not an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act, and (5) the undersigned is not acting on behalf of any person who could not truthfully make the foregoing representations. If any holder or any other person, including the undersigned, is an "affiliate," as defined under Rule 405 of the Securities Act, of the Issuer, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of the notes to be acquired in the Exchange Offer, the holder or any other person, including the undersigned: (i) may not rely on applicable interpretations of the Staff of the Securities and Exchange Commission; and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. The undersigned represents, certifies and acknowledges, for the benefit of the Issuer, that, if it is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old Notes: (i) the Old Notes to be exchanged for Exchange Notes were acquired by it as a result of market-making or other trading activities, (ii) it has not entered into any arrangement or understanding with the Issuer or an affiliate of the Issuer to distribute the Exchange Notes and (iii) it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        The undersigned acknowledges that if an executed copy of this Letter of Transmittal is returned, the entire principal amount of Old Notes held for the undersigned's account will be tendered unless otherwise specified above.

        The undersigned hereby represents and warrants that the undersigned (1) owns such Old Notes tendered and is entitled to tender such Old Notes, and (2) has full power and authority to tender, sell, exchange, assign and transfer such tendered Old Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Old Notes, and that, when the same are accepted for exchange, the Issuer will acquire good and marketable title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right or restriction of any kind.

SIGN HERE

Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer Identification Number or Social Security Number:

Date:

2

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  Exhibit 99.04